Exhibit 21

SUBSIDIARY LIST

As of February 27, 2020

NAME OF SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION	OWNED BY	OWNERSHIP PERCENTAGE

Tivity Health Services, LLC	DE	Tivity Health, Inc.	100%

Tivity Health International, Inc.	DE	Tivity Health, Inc.	100%

Nutrisystem, Inc.	DE	Tivity Health, Inc.	100%

Ascentia Health Care Solutions, LLC	DE	Tivity Health Services, LLC	100%

Tivity Health Support, LLC	DE	Tivity Health Services, LLC	100%
KLMN, LLC	DE	Tivity Health Services, LLC	100%
Tivity Health Administrative Center, LP	DE	Tivity Health Services, LLC Tivity Health Support, LLC	99% 1%
SBD Enterprises, LLC	DE	Nutrisystem, Inc.	100%
SBD Retail, LLC	VA	Nutrisystem, Inc.	100%
NSI Retail, LLC	VA	Nutrisystem, Inc.	100%
Nutrisystem Everyday, LLC	DE	Nutrisystem, Inc.	100%
Nutrisystem Media, LLC	NV	Nutrisystem, Inc.	100%
NSI Tech, Inc.	DE	Nutrisystem, Inc.	100%
Wholehealth Networks, Inc.	DE	Tivity Health Support, LLC	100%
WholeHealthMD.com, LLC	DE	Tivity Health Support, LLC	100%
American WholeHealth Networks IPA of New York, Inc.	DE	Wholehealth Networks, Inc.	100%

WholeHealth Networks - Northeast, Inc.	DE	Wholehealth Networks, Inc.	100%
Alignis of New York, Inc.	NY	WholeHealth Networks - Northeast, Inc.	100%

AlignisOne of New York IPA, Inc.	NY	WholeHealth Networks - Northeast, Inc.	100%

AlignisOne of New Jersey, Inc.	NJ	WholeHealth Networks - Northeast, Inc.	100%

Healthways International, S.a.ŕ.l.	Luxembourg	Tivity Health International, Inc.	100%

Healthways International, GmbH	Germany	Healthways International, S.a.ŕ.l.	100%